                                                                     EXHIBIT 1.1
                                                                DECEMBER 7, 1999







                             _______________ SHARES





                                  VERSATA, INC.

                                  COMMON STOCK





                             UNDERWRITING AGREEMENT



                           DATED ____________________

                                TABLE OF CONTENTS

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1.                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................................2

         (a)      Effective Registration Statement...............................................................2

         (b)      Contents of Registration Statement.............................................................2

         (c)      Distribution of Offering Material By the Company...............................................2

         (d)      Due Incorporation..............................................................................2

         (e)      Subsidiaries...................................................................................3

         (f)      Underwriting Agreement.........................................................................3

         (g)      Description of Capital Stock and Other Capital Stock Matters...................................3

         (h)      Authorized Stock...............................................................................3

         (i)      Validly Issued Shares..........................................................................3

         (j)      No Default.....................................................................................3

         (k)      No Conflict....................................................................................4

         (l)      No Material Adverse Change.....................................................................4

         (m)      Independent Accountants........................................................................4

         (n)      Preparation of the Financial Statements........................................................4

         (o)      Legal Proceedings; Exhibits....................................................................4

         (p)      Compliance with Securities Act.................................................................4

         (q)      Not an Investment Company......................................................................5

         (r)      Compliance with Laws...........................................................................5

         (s)      No Environmental Costs.........................................................................5

         (t)      No Registration Rights.........................................................................5

         (u)      Cuban Business Statute.........................................................................5

         (v)      Absence of Material Charges....................................................................5

         (w)      Good Title to Properties.......................................................................6

         (x)      Intellectual Property Rights...................................................................6

         (y)      No Labor Disputes..............................................................................6

         (z)      Insurance......................................................................................6

         (aa)     Governmental Permits...........................................................................6

         (bb)     Accounting Controls............................................................................6

         (cc)     Stock Exchange Listing.........................................................................7

         (dd)     Year 2000 Compliance...........................................................................7

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                                TABLE OF CONTENTS
                                   (CONTINUED)

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         (ee)     [Directed Share Program........................................................................7

         (ff)     Tax Law Compliance.............................................................................7

         (gg)     Related Party Transactions.....................................................................7

         (hh)     Reincorporation................................................................................8

2.                    PURCHASE AND SALE AGREEMENTS...............................................................8

         (a)      Firm Shares....................................................................................8

         (b)      Additional Shares..............................................................................8

         (c)      Market Standoff Provision......................................................................8

         (d)      Terms of Public Offering.......................................................................9

3.                    PAYMENT AND DELIVERY.......................................................................9

         (a)      Firm Shares....................................................................................9

         (b)      Additional Shares..............................................................................9

         (c)      Delivery of Certificates.......................................................................9

4.                    COVENANTS OF THE COMPANY...................................................................9

         (a)      Furnish Copies of Registration Statement and Prospectus........................................9

         (b)      Notification of Amendments or Supplements......................................................9

         (c)      Filings of Amendments or Supplements..........................................................10

         (d)      Blue Sky Laws.................................................................................10

         (e)      Earnings Statement............................................................................10

         (f)      Use of Proceeds...............................................................................10

         (g)      Transfer Agent................................................................................10

         (h)      Periodic Reporting Obligations................................................................10

         (i)      [Directed Share Program.......................................................................10

         (j)      Exchange Act Compliance.......................................................................11

5.                    CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS...............................................11

         (a)      Effective Registration Statement..............................................................11

         (b)      Rule 462 Registration Statement...............................................................11

         (c)      Prospectus Filed with Commission..............................................................11

         (d)      No Stop Order.................................................................................11

         (e)      No NASD Objection.............................................................................11

         (f)      No Debt Downgrading...........................................................................11

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                                TABLE OF CONTENTS
                                   (CONTINUED)

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
         (g)      No Material Adverse Change....................................................................12

         (h)      Officer's Certificate.........................................................................12

         (i)      Opinion of Company Counsel....................................................................12

         (j)      Opinion of Underwriters Counsel...............................................................12

         (k)      Accountant's Comfort Letter...................................................................12

         (l)      Lock-Up Agreements............................................................................13

         (m)      Additional Documents..........................................................................13

6.                    EXPENSES..................................................................................13

7.                    INDEMNITY AND CONTRIBUTION................................................................14

         (a)      Indemnification of the Underwriters...........................................................14

         (b)      Indemnification by the Underwriters...........................................................14

         (c)      Indemnification Procedures....................................................................15

         (d)      [Indemnification for Directed Share Program...................................................16

         (e)      Contribution Agreement........................................................................16

         (f)      Contribution Amounts..........................................................................17

         (g)      Survival of Provisions........................................................................17

8.                    EFFECTIVENESS.............................................................................17

9.                    TERMINATION...............................................................................17

10.                   DEFAULTING UNDERWRITERS...................................................................18

11.                   COUNTERPARTS..............................................................................19

12.                   HEADINGS; TABLE OF CONTENTS...............................................................19

13.                   NOTICES...................................................................................19

14.                   SUCCESSORS................................................................................19

15.                   PARTIAL UNENFORCEABILITY..................................................................19

16.                   GOVERNING LAW.............................................................................19

17.                   ENTIRE AGREEMENT..........................................................................20

18.                   AMENDMENTS................................................................................20

19.                   SOPHISTICATED PARTIES.....................................................................20



SCHEDULE A

         List of Underwriters

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                                TABLE OF CONTENTS
                                   (CONTINUED)

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EXHIBITS

         Exhibit A - Form of Legal Opinion of Company Counsel
         Exhibit B - Form of Lockup Agreement
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this section break if you plan to add text after the Table of
Contents/Authorities. Deleting this break will cause Table of
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Table of Contents/Authorities.

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                            ___________________, 1999




Thomas Weisel Partners LLC
Dain Rauscher Wessels
SG Cowen Securities Corporation
As representatives of the several Underwriters
c/o Thomas Weisel Partners LLC
One Montgomery Street, Suite 3700
San Francisco, California  94104

Ladies and Gentlemen:

                  Introduction. Versata, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several underwriters named in Schedule A hereto (the "UNDERWRITERS") an aggregate of ____________ shares of the common stock, par value $0.001 per share, of the Company (the "FIRM SHARES").

                  The Company also proposes to issue and sell to the several Underwriters not more than an additional ____________ shares of its common stock, $0.001 par value per share (the "ADDITIONAL SHARES"), if and to the extent that you shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES". The shares of common stock, $0.001 par value per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK". Thomas Weisel Partners LLC, Dain Rauscher Wessels and SG Cowen Securities Corporation have agreed to act as representatives of the several Underwriters (in such capacity, the "REPRESENTATIVES") in connection with the offering and sale of the Shares.

                  The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-1 (file no. 333-_____), including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS". If the Company has filed a registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement. All references in this Agreement to the Registration Statement, the Rule 462 Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

                  [As part of the offering contemplated by this Agreement, Thomas Weisel Partners has agreed to reserve out of the Shares set forth opposite its name on Schedule A to this Agreement, up to ______________ shares, for sale to the Company's employees, officers, and directors and other parties associated with the Company (collectively, "PARTICIPANTS"), as set forth in the Prospectus under the heading "Underwriting" (the "DIRECTED SHARE PROGRAM"). The Shares to be sold by Thomas Weisel Partners pursuant to the Directed Share Program (the "DIRECTED SHARES") will be sold by Thomas Weisel Partners pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by the end of the first business day after the date on which this Agreement is executed will be offered to the public by Thomas Weisel Partners as set forth in the Prospectus.]

         1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

                  (a) Effective Registration Statement. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                  (b) Contents of Registration Statement. (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                  (c) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Option Closing Date (as defined below) and the completion of the Underwriters' distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than a preliminary prospectus, the Prospectus or the Registration Statement.

                  (d) Due Incorporation. Each of the Company and its subsidiaries, Vision Software (Europe) Ltd. in the U.K., Vision Software GmbH in Germany, and Vision Software Tools BVBA in Belgium, (such subsidiaries are hereinafter referred to as the "Subsidiaries") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the respective jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

                  (e) Subsidiaries. The Company owns, directly or indirectly, one hundred percent (100%) of the outstanding capital stock or other ownership interests of each of the Subsidiaries, and all of such share or other ownership interests have been validly issued, are fully paid and non-assessable, were not issued in violation of any preemptive rights and are owned free and clear of any liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions or equities of any kind whatsoever. Except as described in the Prospectus, neither of the Company nor the Subsidiaries owns an interest in any other corporation, partnership, joint venture, trust or other business entity.

                  (f) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

                  (g) Description of Capital Stock and Other Capital Stock Matters. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus. There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company or the Subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or the Subsidiaries, except as otherwise disclosed in the Registration Statement.

                  (h) Authorized Stock. All of the outstanding shares of capital stock of the Company prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid, non-assessable and not subject to any preemptive or similar rights.

                  (i) Validly Issued Shares. The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

                  (j) No Default. Neither the Company nor its Subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and the Subsidiaries, taken as a whole, to which the Company or the Subsidiaries is a party or by which the Company or the Subsidiaries or its property is bound.

                  (k) No Conflict. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or the Subsidiaries or any agreement or other instrument binding upon the Company or the Subsidiaries that is material to the Company and the Subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or the Subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

                  (l) No Material Adverse Change. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company or Subsidiaries from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                  (m) Independent Accountants. PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the consolidated financial statements (which term as used in this Agreement includes the related notes thereto) [and supporting schedules] filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public or certified public accountants as required by the Securities Act.

                  (n) Preparation of the Financial Statements. The consolidated financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the financial position of the Company and the Subsidiaries as of and at the dates indicated and the results of its operations and cash flows for the periods specified. [The supporting schedules included in the Registration Statement present fairly the information required to be stated therein.] Such consolidated financial statements [and supporting schedules] have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the captions "Prospectus Summary-Summary Financial Information," "Selected Financial Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement.

                  (o) Legal Proceedings; Exhibits. There are no legal or governmental proceedings pending or threatened to which the Company or the Subsidiaries is a party or to which any of the properties of the Company or the Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  (p) Compliance with Securities Act. Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                  (q) Not an Investment Company. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (r) Compliance with Laws. Each of the Company and the Subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

                  (s) No Environmental Costs. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

                  (t) No Registration Rights. There are no contracts, agreements or understandings between the Company or the Subsidiaries and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement other than as described in the Registration Statement and as have been waived in writing in connection with the offering contemplated hereby.

                  (u) Cuban Business Statute. Each of the Company and the Subsidiaries has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

                  (v) Absence of Material Charges. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) neither the Company nor the Subsidiaries has incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) neither the Company nor the Subsidiaries has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company or the Subsidiaries, except in each case as described in the Prospectus.

                  (w) Good Title to Properties. Each of the Company and the Subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Company and the Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or the Subsidiaries; and any real property and buildings held under lease by the Company or the Subsidiaries are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or the Subsidiaries.

                  (x) Intellectual Property Rights. Each of the Company and the Subsidiaries owns or possesses, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by it in connection with the business now operated by it, and neither the Company nor the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

                  (y) No Labor Disputes. No material labor dispute with the employees of the Company or the Subsidiaries exists, or, to the knowledge of the Company or Subsidiaries, is imminent; and neither the Company nor the Subsidiaries is aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

                  (z) Insurance. Each of the Company and the Subsidiaries is insured by the insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; and neither the Company nor the Subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

                  (aa) Governmental Permits. Each of the Company and the Subsidiaries possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and neither the Company nor the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

                  (bb) Accounting Controls. Each of the Company and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations;

(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (cc) Stock Exchange Listing. The Common Stock has been approved for listing on the Nasdaq National Market System, subject only to official notice of issuance.

                  (dd) Year 2000 Compliance. The Company has reviewed its operations, the operations of its Subsidiaries, and that of any third parties with which the Company or the Subsidiaries has a material relationship to evaluate the extent to which the business or operations of the Company or the Subsidiaries will be affected by the Year 2000 Problem. As a result of such review, the Company has no reason to believe, and does not believe, that the Year 2000 Problem will have a material adverse effect on the Company or the Subsidiaries or result in any material loss or interference with the Company's or the Subsidiaries' business or operations. The "YEAR 2000 PROBLEM" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

                  (ee) [Directed Share Program. The Company represents and warrants to Thomas Weisel Partners that (i) the Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.]

                  (ff) Tax Law Compliance. Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns or has properly requested extensions thereof and has paid all taxes required to be paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it. Each of the Company and the Subsidiaries has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(n) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or the Subsidiaries has not been finally determined.

                  (gg) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or its Subsidiaries or any other person required to be described in the Prospectus which have not been described as required.

                  (hh) Reincorporation The reincorporation of the Company in the State of Delaware, including the Agreement of Merger, has been duly authorized, is effective as of the date hereof, and the Certificates of Approval of Merger and all other necessary agreements, documents and instruments have been executed and, where necessary, filed with the appropriate governmental entities including, without limitation, the Secretary of State of the State of California and the Secretary of State of the State of Delaware.

         2. Purchase and Sale Agreements.

                  (a) Firm Shares. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at $______ a share (the "PURCHASE PRICE") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) set forth opposite the name of such Underwriter in Schedule A hereto.

                  (b) Additional Shares. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to _______________ Additional Shares at the Purchase Price. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than thirty (30) days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten (10) business days after the date of such notice. Additional Shares may be purchased as provided in
Section 3 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

                  (c) Market Standoff Provision. The Company hereby agrees that, without the prior written consent of Thomas Weisel Partners, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder or (B) the issuance by the Company of shares of Common Stock upon the exercise of options or warrants or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing and which is described in the Prospectus.

                  (d) Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.

         3. Payment and Delivery.

                  (a) Firm Shares. Payment for the Firm Shares to be sold by the Company shall be made to the Company in immediately available funds against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on ____________, 1999, or at such other time on the same or such other date, not later than _________, 1999, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE".

                  (b) Additional Shares. Payment for any Additional Shares shall be made to the Company in immediately available funds in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2(b) or at such other time on the same or on such other date, in any event not later than ____________, 1999, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE".

                  (c) Delivery of Certificates. Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one (1) full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

         4. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

                  (a) Furnish Copies of Registration Statement and Prospectus. To furnish to you, without charge, four (4) signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 4(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                  (b) Notification of Amendments or Supplements. Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such rule.

                  (c) Filings of Amendments or Supplements. If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer (the "PROSPECTUS DELIVERY PERIOD"), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                  (d) Blue Sky Laws. To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

                  (e) Earnings Statement. To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen
(18) months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

                  (f) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

                  (g) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

                  (h) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.

                  (i) [Directed Share Program. That in connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three (3) months following the date of the effectiveness of the Registration Statement. Thomas Weisel Partners will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time. Furthermore, the Company covenants with Thomas Weisel Partners that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.]

                  (j) Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Age in the manner and within the time periods required by the Exchange Act.

         5. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Shares to the several Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the following conditions:

                  (a) Effective Registration Statement. The Registration Statement shall have become effective not later than [__________] (New York City time) on the date hereof.

                  (b) Rule 462 Registration Statement. If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462 Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462 Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

                  (c) Prospectus Filed with Commission. The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; or, if the Company elected to rely upon Rule 434 under the Securities Act and obtained the Representative's consent thereto, the Company shall have filed a Term Sheet with the Commission in the manner and within the time period required by such Rule 424(b).

                  (d) No Stop Order. No stop order suspending the effectiveness of the Registration Statement, any Rule 462 Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

                  (e) No NASD Objection. The NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

                  (f) No Debt Downgrading. There shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

                  (g) No Material Adverse Change. There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company or the Subsidiaries from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                  (h) Officer's Certificate. The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the Chief Executive Officer and President of the Company, to the effect set forth in Sections 5(d) and 5(g) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                  (i) Opinion of Company Counsel. The Underwriters shall have received on the Closing Date an opinion of Brobeck, Phleger & Harrison LLP, counsel for the Company, dated the Closing Date, the form of which is attached hereto as Exhibit A. The opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein. The opinion shall state that Underwriters Counsel is entitled to rely thereon. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991) or any comparable state bar accord.

                  (j) Opinion of Underwriters Counsel. The Underwriters shall have received on the Closing Date an opinion of Orrick, Herrington & Sutcliffe LLP, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Exhibit A, paragraphs (vi), (vii), (ix) (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Underwriters") and (xv). With respect to paragraph (xv) of Exhibit A, such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

                  (k) Accountant's Comfort Letter. The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Pricewaterhouse Coopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the consolidated financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                  (l) Lock-Up Agreements. The "lock up" agreements, each substantially in the form of Exhibit B hereto, between you and certain stockholders, officers and directors of the Company, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

                  (m) Additional Documents. On the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

                  The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction of each of the above conditions on or prior to the Option Closing Date and to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

         6. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as contemplated by Section 4(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the NASD, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, (ix) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States, [(x) all reasonable fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program] and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution", and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel and any advertising expenses connected with any offers they may make.

         7. Indemnity and Contribution.

                  (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except (i) insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein and (ii) that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage or liability purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to
Section 4 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense.

                  (b) Indemnification by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                  (c) Indemnification Procedures. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Thomas Weisel Partners. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 7(d) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Thomas Weisel Partners for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control Thomas Weisel Partners within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act.

                  (d) [Indemnification for Directed Share Program. The Company agrees to indemnify and hold harmless Thomas Weisel Partners and each person, if any, who controls Thomas Weisel Partners within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act ("THOMAS WEISEL PARTNERS ENTITIES"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the Directed Share Program attached to the Prospectus or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or any applicable preliminary prospectus, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the shares which, immediately following the effectiveness of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, provided that, the Company shall not be responsible under this subparagraph (iii) for any losses, claim, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Thomas Weisel Partners Entities.]

                  (e) Contribution Agreement. To the extent the indemnification provided for in this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(e) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(e) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate price to the public of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

                  (f) Contribution Amounts. The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this
Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in
Section 7(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  (g) Survival of Provisions. The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

         8. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         9. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the

Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York, Delaware or California shall have been declared by either federal or New York, Delaware or California state authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse, or (v) in the judgment of the Representatives, there shall have occurred any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its Subsidiaries, taken as a whole, and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(v), such event, individually or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

         10. Defaulting Underwriters. If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         11. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         12. Headings; Table of Contents. The headings of the sections of this Agreement and the table of contents have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

         13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

                  If to the Representatives:

                           Thomas Weisel Partners LLC
                           One Montgomery Street, Suite 3700
                           San Francisco, California  94104
                           Facsimile:  (415) 364-2694
                           Attention:

                  with a copy to:

                           Thomas Weisel Partners LLC
                           One Montgomery Street, Suite 3700
                           San Francisco, California  94104
                           Facsimile:  (415) 364-2694
                           Attention:  David A. Baylor, Esq.

                  Any party hereto may change the address for receipt of communications by giving written notice to the others.

         14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the officers and directors and controlling persons referred to in Section 7, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

         15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this

Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

         16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

         17. Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

         18. Amendments. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

         19. Sophisticated Parties. Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 7, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 7 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                  Very truly yours,

                                  Versata, Inc.



                                  By:
                                     --------------------------------------
                                     John A. Hewitt, Jr.
                                     President, Chief Executive Officer



Accepted as of the date hereof

Thomas Weisel Partners LLC
Dain Rauscher Wessels
SG Cowen Securities Corporation

Acting severally on behalf
  of themselves and the
  several Underwriters named
  in Schedule A hereto.

By:      Thomas Weisel Partners LLC



         By:
            ----------------------------------
            Name:
            Title:

                                   SCHEDULE A



                                                                                                     NUMBER OF
                                                                                                    FIRM SHARES
UNDERWRITER                                                                                       TO BE PURCHASED
-----------                                                                                       ---------------
Thomas Weisel Partners LLC..............................................................
Dain Rauscher Wessels
SG Cowen Securities Corporation.........................................................







           TOTAL........................................................................

                                    EXHIBIT A

                    FORM OF LEGAL OPINION OF COMPANY COUNSEL


                  (i) Each of the Company and the Subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its respective jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company or the Subsidiaries.

                  (ii) The reincorporation of the Company in the State of Delaware, including the Agreement of Merger, has been duly authorized, is effective on or before the date of the Underwriting Agreement and the date of this Closing, and Certificates of Approval of Agreement of Merger and all other necessary agreements, documents and instruments have been executed and, where necessary, filed with appropriate governmental entities including, without limitation, the Secretary of State of the State of California and the Secretary of State of the State of Delaware.

                  (iii) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

                  (iv) All of the outstanding shares of capital stock of the Company prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid, non-assessable and not subject to any preemptive or similar rights.

                  (v) The Company owns, directly or indirectly, one hundred percent (100%) of the outstanding capital stock of each of Vision Software (Europe), Ltd. in the U.K., Vision Software GmbH in Germany and Vision Software Tools BVBA in Belgium, and all of such shares have been duly authorized, validly issued, are fully paid and non-assessable, were not issued in violation of any preemptive rights, and are owned free and clear of any liens, changes, claims, encumbrances, pledges, security interests, defects or other restrictions or equities of any kind whatsoever. Except as described in the Prospectus, neither the Company nor the Subsidiaries owns an interest in any other corporation, partnership, joint venture, trust or other business entity.

                  (vi) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

                  (vii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

                  (viii) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or the Subsidiaries or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or the Subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

                  (ix) The statements (A) in the Prospectus under the captions "Business-Intellectual Property and Licensing Rights," "Description of Capital Stock," "Shares Eligible for Future Sale" and "Underwriting" and (B) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

                  (x) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  (xi) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (xii) The Registration Statement has been declared effective by the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for such purpose have been instituted or, to the best knowledge of such counsel, are pending or are contemplated or threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been in the manner and within the time period required by such Rule 424(b).

                  (xiii) Except as disclosed in the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by the Underwriting Agreement, except for such rights as have been duly waived.

                  (xiv) Neither the Company nor the Subsidiaries is in violation of its respective charter or by-laws or any law, administrative regulation or administrative or court decree applicable to the Company or the Subsidiaries or is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement that is material to the Company and the Subsidiaries, taken as a whole, except in each such case for such violations or defaults as would not, individually or in the aggregate, result in a material adverse effect on the Company and the Subsidiaries, taken as a whole.

                  (xv) Such counsel (A) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  With respect to paragraph (xiii) of Exhibit A, such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

                                    EXHIBIT B

                                 November , 1999



Thomas Weisel Partners LLC
Dain Rauscher Wessels
SG Cowen Securities Corporation
As Representatives of the several Underwriters
c/o Thomas Weisel Partners LLC
One Montgomery Street, Suite 3700
San Francisco, California  94104

                    RE: LOCK-UP AGREEMENT (THIS "AGREEMENT")

Ladies and Gentlemen:

         The undersigned is an owner of record or beneficially of certain shares of Common Stock, par value $0.001 per share (the "Common Stock"), of Versata, Inc. (f.k.a. Vision Software Tools, Inc.), a California corporation (the "Company"), or securities convertible into or exchangeable or exercisable for Common Stock. The undersigned understands that you, as representatives (the "Representatives"), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule A to such agreement (collectively, the "Underwriters"), with the Company providing for a public offering of the Common Stock of the Company pursuant to a Registration Statement on form S-1 to be filed with the Securities and Exchange Commission (the "Public Offering"). The undersigned recognizes that the Public Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other Underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Public Offering and in entering into underwriting arrangements with the Company with respect to the Public Offering.

         To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Thomas Weisel Partners (which consent may be withheld in its sole discretion), it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in party, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of Thomas Weisel Partners (which consent may be withheld in its sole discretion), it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. With respect to the Public Offering, the undersigned waives any registration rights relating to registration under the Securities Act of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Public Offering.

         The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of the Common Stock even if such Common Stock would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put option or put equivalent position or call option or call equivalent position) with respect to any of the Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such Common Stock.

         Notwithstanding the foregoing, the undersigned may transfer shares of Common Stock (i)) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) to the Underwriters pursuant to the Underwriting Agreement. For purposes of this Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value.

         The undersigned understands that whether or not the Public Offering actually occurs depends on a number of factors, including stock market conditions. The Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation among the Company and the Underwriters.

         The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

         This Agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

                                     Very truly yours,


                                     -----------------------------------
                                     (Name)



                                     -----------------------------------
                                     (Address)